Exhibit 99.2

PBF Energy Announces Intention to Offer $725 Million of Senior Notes

PARSIPPANY, NJ –May 22, 2017 – PBF Energy Inc. (NYSE:PBF) (“PBF Energy”) today announced that its indirect subsidiary, PBF Holding Company LLC (“PBF Holding”), intends to offer, subject to market and other conditions, $725 million in aggregate principal amount of senior notes due 2025 (the “Notes”) in a private offering. The Notes will be co-issued by PBF Finance Corporation, a wholly owned subsidiary of PBF Holding.

PBF Holding intends to use the net proceeds from the offering to fund the previously announced cash tender offer for any and all of its outstanding 8.25% senior secured notes due 2020 (the “2020 Notes”), pay the related redemption price and accrued and unpaid interest for any 2020 Notes that remain outstanding after the completion or termination of the tender offer, and for general corporate purposes. The closing of the tender offer remains subject to the satisfaction of the terms and conditions of such tender offer.

The Notes will be offered in a private placement and are expected to be resold by the initial purchasers to qualified institutional buyers under Rule 144A and to persons outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The offer of the Notes will be made only by means of an offering memorandum to qualified investors and has not been registered under the Securities Act or any applicable state securities laws, and the Notes may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

The terms and conditions of the cash tender offer are described in an Offer to Purchase, dated today (the “Offer to Purchase”), and related Letter of Transmittal, which are being sent to holders of the 2020 Notes. The cash tender offer is made only by, and pursuant to the terms of, the Offer to Purchase and the related Letter of Transmittal. In addition, this press release does not constitute a notice of redemption of the 2020 Notes under the optional redemption provisions of the indenture governing the 2020 Notes.

This press release is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of any securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

Forward-Looking Statements

Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements”. These forward-looking statements include, without limitation, the company’s expectations with respect to the offering and the anticipated use of proceeds therefrom. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the company’s control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks described above, the risks relating to the offering not closing and the securities market generally, and the risks disclosed in the company’s filings with the SEC. All forward-looking statements speak only as of the date hereof. The company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.

PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in California, Delaware, Louisiana, New Jersey and Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

PBF Energy Inc. also currently indirectly owns the general partner and approximately 44.1% of the limited partnership interest of PBF Logistics LP (NYSE: PBFX).

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Contacts:

Colin Murray (investors)

ir@pbfenergy.com

Tel: 973.455.7578

Michael C. Karlovich (media)

mediarelations@pbfenergy.com

Tel: 973.455.8994